Exhibit 3.1.30

CERTIFICATE OF FORMATION

OF

BLUE DOG AVIATION, LLC

1.	The name of the limited liability company is Blue Dog Aviation, LLC.

2.	The address of its registered office in the State of Delaware is Paracorp Incorporated, 15 East North Street, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Paracorp Incorporated.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Blue Dog Aviation, LLC this 28th day of September, 2000.

By:	/s/ Howard M. Appel
Howard M. Appel, as Authorized Person

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF FORMATION

OF

BLUE DOG AVIATION, LLC

The Undersigned certifies that:

1. He is an Authorized Person of Blue Dog Aviation, LLC, a Delaware limited liability company.

2. The name of the limited liability company is Blue Dog Aviation, LLC.

3. Article 1 of the certificate of formation of the limited liability company is amended in its entirety to read as follows:

1. The name of the limited liability company is Clear Channel Aviation, LLC.

The undersigned further declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificates are true and correct of his own knowledge.

Date: February 15, 2001

By:	/s/ Howard M. Appel
Howard M. Appel, as Authorized Person

STATE OF DELAWARE

CERTIFICATE OF REVIVAL OF

A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO TITLE 6, SEC. 18-1109

1.	Name of Limited Liability Company CLEAR CHANNEL AVIATION, LLC..

2	Date of original filing with Delaware Secretary of State 9/29/2000.

3.	The name and address of the registered agent is CORPORATION TRUST COMPANY C/O CORP. TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DE 19801.

4	(Insert any other matters the member determine to include herein).

5.	This Certificate of Revival is being filed by one or more persons authorized to Execute and file the Certificate of Revival.

I, Stephanie Rosales, Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

Authorized person

Certificate of Amendment to Certificate of Formation

of

CLEAR CHANNEL AVIATION, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CLEAR CHANNEL AVIATION, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)